Exhibit 99.1

551 Fifth Avenue Suite 300 New York, NY 10176
PRESS RELEASE

Contact:
Investors & Analysts:	David Farwell	Media:	Tony Mitchell
	(212) 297-9792		(212) 297-9828
	dfarwell@abm.com		tony.mitchell@abm.com
ABM INDUSTRIES ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS,
ADJUSTS GUIDANCE AND DECLARES QUARTERLY DIVIDEND

	Quarter Ended			Nine Months Ended
(in millions,	July 31,		Increase	July 31,		Increase
except per share data)	2010	2009	(Decrease)	2010	2009	(Decrease)

Revenues	$869.0	$870.6	(0.2)%	$2,594.4	$2,613.8	(0.7)%
Net cash provided by continuing operating activities	$35.2	$8.3	324.5%	$73.0	$52.6	38.6%

Net Income	$21.0	$12.3	70.8%	$42.3	$39.3	7.8%
Net income per diluted share	$0.40	$0.24	66.7%	$0.80	$0.76	5.3%

Adjusted EBITDA	$45.9	$37.8	21.5%	$108.0	$104.2	3.6%

Income from continuing operations	$21.0	$12.4	69.1%	$42.4	$40.2	5.5%
Income from continuing operations per diluted share	$0.40	$0.24	66.7%	$0.80	$0.78	2.6%

Adjusted income from continuing operations	$22.0	$18.6	18.0%	$47.9	$48.0	(0.1)%
Adjusted income from continuing operations per diluted share	$0.42	$0.36	16.7%	$0.91	$0.93	(2.2)%
(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted Income from Continuing Operations”, and “Adjusted Income from Continuing Operations per Diluted Share”. Refer to the accompanying financial tables for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)
NEW YORK, NY — August 31, 2010 — ABM Industries Incorporated (NYSE:ABM) today announced revenues for the third quarter of fiscal year 2010 of $869.0 million compared to third quarter of fiscal year 2009 revenues of $870.6 million. Net income for the third quarter of fiscal year 2010 was $21.0 million, a 70.8% increase from $12.3 million in the third quarter of fiscal year 2009. Net income per diluted share for the third quarter of fiscal year 2010 increased 66.7% to $0.40 compared to net income per diluted share of $0.24 in the third quarter of fiscal year 2009. Net income for the third quarter of fiscal year 2010 included a $2.2 million ($0.04 per diluted share) after-tax benefit from one less day of labor expense compared to the year-ago quarter. Net income for the third quarter of fiscal year 2009 included $3.1 million ($0.06 per diluted share) after-tax expense for corporate initiatives and a $2.1 million ($0.04 per diluted share) after-tax insurance expense related to prior years, partially offset by a tax credit of $1.8 million ($0.04 per diluted share).

“Overall, the Company delivered good financial results for the quarter,” said Henrik Slipsager, president and chief executive officer, ABM Industries. “Revenues were flat as the Janitorial business in particular was still affected by the slower pace of economic recovery, which continues to pressure client spending. We are focused on client retention to sustain and build revenues; streamlining the Janitorial organization to strengthen sales performance, service delivery and cost controls; and we are expanding our sales pipeline. We also continue to aggressively manage cash, costs and margins to mitigate slow economic growth and maintain profitability. These combined efforts continue to yield positive results as income was up in the quarter, and adjusted EBITDA, a key measure of our performance, grew 22% year-over-year.”
“Operating cash flow from continuing operations increased to $35.2 million in the third quarter of fiscal year 2010 compared to $8.3 million in the year-ago quarter. At the same time, our SG&A expenses decreased 15.5% in the third quarter as a result of cost control measures and lower compensation costs. SG&A expenses are down 8.8% for the first nine months of the fiscal year. As planned, we completed the core project work associated with our investment in the Company’s infrastructure and reported no additional one-time expenses associated with these corporate initiatives in the third quarter of fiscal year 2010, compared to $3.1 million in after-tax expenses in the year-ago quarter.”
“Operationally, the Engineering Division had a terrific quarter as revenues grew more than 14%, driven by sales to both new and existing clients, and operating profit increased 21% year-over-year. Parking revenues were down slightly, primarily as a result of lower management reimbursement revenues. Parking increased operating profit for the quarter by more than 17%. Security revenues increased slightly, driven by new client sales, while operating profit decreased due to cost pressures on existing clients and certain one-time items. Janitorial operating profit increased more than 10%, benefiting from one less workday compared to the prior year. During the quarter, the Janitorial Division also acquired Diversco, Inc., a provider of outsourced facility services, particularly to manufacturing and industrial clients. The acquisition of Diversco strategically expands ABM’s janitorial and security footprint — within key regions and among key client segments — and the integration is proceeding on course. Acquisitions remain a key focus of our strategy.”
Income from continuing operations for the third quarter of fiscal year 2010 was $21.0 million ($0.40 per diluted share) compared to $12.4 million ($0.24 per diluted share) in the year-ago quarter. Excluding items impacting comparability, adjusted income from continuing operations was $22.0 million, or $0.42 per diluted share, for the third quarter of fiscal year 2010. This compares to adjusted income from continuing operations of $18.6 million, or $0.36 per diluted share, in the third quarter of fiscal year 2009.
The Company’s adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability) for the third quarter of fiscal year 2010 was $45.9 million compared to $37.8 million in the third quarter of fiscal year 2009.
The Company reported revenues for the nine months ended July 31, 2010 of $2.6 billion, flat compared to year-ago revenues of $2.6 billion. Net income for the first nine months of fiscal year 2010 was $42.3 million, an increase of 7.8% compared to $39.3 million for the first nine months of fiscal year 2009. Net income per diluted share for the first nine months of fiscal year 2010 was $0.80 per diluted share compared to $0.76 per diluted share for the first nine months of fiscal year 2009. Income from continuing operations for the first nine months of fiscal year 2010 was $42.4 million, or $0.80 per diluted share, compared to $40.2 million, or $0.78 per diluted share, for the first nine months of fiscal year 2009. Adjusted income from continuing operations for the first nine months of fiscal year 2010 was $47.9 million, or $0.91 per diluted share, compared to $48.0 million, or $0.93 per diluted share, for the first nine months of fiscal year 2009. Adjusted EBITDA for the first nine months of fiscal year 2010 was $108.0 million compared to $104.2 million for the first nine months of fiscal year 2009.

The Company also announced that the Board of Directors has declared a fourth quarter cash dividend of $0.135 per common share payable on November 1, 2010 to stockholders of record on October 7, 2010. This will be ABM’s 178th consecutive quarterly cash dividend.
Guidance
As a result of the slower pace of economic recovery, the Company estimates that full fiscal year 2010 income from continuing operations per diluted share will be in the range of $1.15 to $1.19 and adjusted income from continuing operations per diluted share, for the same period, will be in the range of $1.33 to $1.37.
Conference Call
On Wednesday September 1, 2010 at 9:00 a.m. (EDT), ABM will host a live webcast of remarks by President and Chief Executive Officer Henrik Slipsager and Executive Vice President and Chief Financial Officer James Lusk.
The webcast will be accessible at: http://investor.abm.com/eventdetail.cfm?eventid=85230
Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required.
Following the call, the webcast will be available at this URL for a period of 90 days.
In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call 877-664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing 800-642-1687 and then entering ID # 95089486.
Conference Call Presentation
In connection with the conference call to discuss earnings (see above), a slide presentation related to earnings and operations will be available at the Company’s website at www.abm.com, and can be accessed through the Investor Relations portion of ABM’s website by clicking on the “Presentations” tab.
About ABM Industries Incorporated
ABM Industries Incorporated (NYSE:ABM), which operates through its subsidiaries (collectively “ABM”), is the leading provider of facility services in the United States. With fiscal 2009 revenues of approximately $3.5 billion and more than 90,000 employees, ABM provides janitorial, facility, engineering, parking and security services for thousands of commercial, industrial, institutional and retail facilities across the United States, Puerto Rico and British Columbia, Canada. ABM’s business services include ABM Janitorial Services, ABM Facility Services, ABM Engineering Services, Ampco System Parking and ABM Security Services. For more information visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. In addition, the financial results reported in this release continue to be subject to adjustment until filing of the Company’s quarterly report on Form 10-Q for the quarter ended July 31, 2010. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. Factors that could cause actual results to differ include but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) intense competition can constrain our ability to gain business, as well as our profitability; (3) we are subject to volatility associated with high deductibles for certain insurable risks; (4) an increase in costs that we cannot pass on to clients could affect our profitability; (5) we provide our services pursuant to agreements which are cancelable by either party upon 30 to 60 days’ notice; (6) our success depends on our ability to preserve our long-term relationships with clients; (7) our transition to a shared services function could create disruption in functions affected; (8) we incur significant accounting and other control costs that reduce profitability; (9) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (10) deterioration in economic conditions in general could further reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (11) the financial difficulties or bankruptcy of one or more of our major clients could adversely affect results; (12) our ability to operate and pay our debt obligations depends upon our access to cash; (13) because ABM conducts business operations through operating subsidiaries, we depend on those entities to generate the funds necessary to meet financial obligations; (14) certain future declines or fluctuations in the fair value of our investments in auction rate securities that are deemed other-than-temporarily impaired could negatively impact our earnings; (15) uncertainty in the credit markets and the financial services industry may impact our ability to collect receivables on a timely basis and may negatively impact our cash flow; (16) any future increase in the level of debt or in interest rates can affect our results of operations; (17) an impairment charge could have a material adverse effect on our financial condition and results of operations; (18) we are defendants in several class and representative actions or other lawsuits alleging various claims that could cause us to incur substantial liabilities; (19) since we are an attractive employer for recent émigrés to this country and many of our jobs are filled by such, changes in immigration laws or enforcement actions or investigations under such laws could significantly and adversely affect our labor force, operations and financial results and our reputation; (20) labor disputes could lead to loss of revenues or expense variations; (21) federal health care reform legislation may adversely affect our business and results of operations; (22) we participate in multi-employer defined benefit plans which could result in substantial liabilities being incurred; and (23) natural disasters or acts of terrorism could disrupt our services. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2009 and in other reports we file from time to time with the Securities and Exchange Commission. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Information
To supplement ABM’s consolidated financial information, the Company has presented income from continuing operations, as adjusted for items impacting comparability, for the third quarter and first nine months of fiscal years 2010 and 2009. The Company also presents guidance for fiscal year 2010, as adjusted. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends and ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding discontinued operations and items impacting comparability (adjusted EBITDA) for the third quarter and first nine months of fiscal years 2010 and 2009. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with generally accepted accounting principles in the United States. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)
###

Financial Schedules
ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Quarter Ended July 31,		Increase
(In thousands, except per share data)	2010	2009	(Decrease)

Revenues	$869,029	$870,635	(0.2)%
Expenses
Operating	776,224	782,449	(0.8)%
Selling, general and administrative	54,697	64,736	(15.5)%
Amortization of intangible assets	2,782	2,952	(5.8)%

Total expenses	833,703	850,137	(1.9)%

Operating profit	35,326	20,498	72.3%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	3,575	NM *
Impairments recognized in other comprehensive income	—	(2,009)	NM *
Interest expense	1,149	1,472	(21.9)%

Income from continuing operations before income taxes	34,177	17,460	95.7%
Provision for income taxes	13,204	5,060	160.9%

Income from continuing operations	20,973	12,400	69.1%
Loss from discontinued operations, net of taxes	(10)	(124)	NM *

Net Income	$20,963	$12,276	70.8%

Net Income Per Common Share — Basic
Income from continuing operations	$0.40	$0.24	66.7%
Loss from discontinued operations	—	—	NM *

Net Income	$0.40	$0.24	66.7%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.40	$0.24	66.7%
Loss from discontinued operations	—	—	NM *

Net Income	$0.40	$0.24	66.7%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	52,149	51,471
Diluted	52,996	51,937

Dividends Declared Per Common Share	$0.135	$0.130

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase
(In thousands, except per share data)	2010	2009	(Decrease)

Revenues	$2,594,374	$2,613,818	(0.7)%
Expenses
Operating	2,330,299	2,335,865	(0.2)%
Selling, general and administrative	182,743	200,388	(8.8)%
Amortization of intangible assets	8,251	8,455	(2.4)%

Total expenses	2,521,293	2,544,708	(0.9)%

Operating profit	73,081	69,110	5.7%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	114	3,575	NM *
Impairments recognized in other comprehensive income	13	(2,009)	NM *
Interest expense	3,541	4,453	(20.5)%

Income from continuing operations before income taxes	69,413	63,091	10.0%
Provision for income taxes	26,981	22,887	17.9%

Income from continuing operations	42,432	40,204	5.5%
Loss from discontinued operations, net of taxes	(117)	(934)	NM *

Net Income	$42,315	$39,270	7.8%

Net Income Per Common Share — Basic
Income from continuing operations	$0.81	$0.79	2.5%
Loss from discontinued operations	—	(0.02)	NM *

Net Income	$0.81	$0.77	5.2%

Net Income Per Common Share — Diluted
Income from continuing operations	$0.80	$0.78	2.6%
Loss from discontinued operations	—	(0.02)	NM *

Net Income	$0.80	$0.76	5.3%

* Not Meaningful

Average Common And Common Equivalent Shares
Basic	51,992	51,294
Diluted	52,754	51,653

Dividends Declared Per Common Share	$0.405	$0.390

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Quarter Ended July 31,
(In thousands)	2010	2009
Net cash provided by continuing operating activities	35,219	8,296
Net cash provided by discontinued operating activities	748	968

Net cash provided by operating activities	$35,967	$9,264

Net cash used in investing activities	$(36,193)	$(24,179)

Proceeds from exercises of stock options (including income tax benefit)	3,121	1,690
Dividends paid	(7,037)	(6,693)
Borrowings from line of credit	69,500	182,000
Repayment of borrowings from line of credit	(64,500)	(168,000)
Changes in book cash overdrafts	11,101	9,427

Net cash provided by financing activities	$12,185	$18,424

	Nine Months Ended July 31,
(In thousands)	2010	2009
Net cash provided by continuing operating activities	72,959	52,636
Net cash provided by discontinued operating activities	7,331	23,829

Net cash provided by operating activities	$80,290	$76,465

Net cash used in investing activities	$(47,932)	$(32,293)

Proceeds from exercises of stock options (including income tax benefit)	6,166	3,206
Dividends paid	(21,051)	(20,007)
Borrowings from line of credit	298,500	525,000
Repayment of borrowings from line of credit	(321,000)	(559,000)
Changes in book cash overdrafts	3,776	3,461

Net cash used in financing activities	$(33,609)	$(47,340)

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

	July 31,	October 31,
(In thousands)	2010	2009

Assets
Cash and cash equivalents	$32,902	$34,153
Trade accounts receivable, net	458,689	445,241
Prepaid income taxes	6,238	13,473
Current assets of discontinued operations	5,554	10,787
Prepaid expenses	41,760	38,781
Notes receivable and other	17,964	21,374
Deferred income taxes, net	49,752	52,171
Insurance recoverables	4,898	5,017

Total current assets	617,757	620,997
Non-current assets of discontinued operations	2,060	4,567
Insurance deposits	42,161	42,500
Other investments and long-term receivables	4,980	6,240
Deferred income taxes, net	55,994	63,444
Insurance recoverables	65,819	67,100
Other assets	34,425	32,446
Investments in auction rate securities	19,589	19,531
Property, plant and equipment, net	59,860	56,892
Other intangible assets, net	62,749	60,199
Goodwill	563,404	547,237

Total assets	$1,528,798	$1,521,153

Liabilities
Trade accounts payable	$80,313	$84,701
Accrued liabilities
Compensation	85,673	93,095
Taxes — other than income	15,293	17,539
Insurance claims	78,397	78,144
Other	74,098	66,279
Income taxes payable	1,591	1,871
Current liabilities of discontinued operations	845	1,065

Total current liabilities	336,210	342,694
Income taxes payable	27,432	17,763
Line of credit	150,000	172,500
Retirement plans and other	31,694	32,963
Insurance claims	266,572	268,183

Total liabilities	811,908	834,103

Stockholders’ Equity	716,890	687,050

Total liabilities and stockholders’ equity	$1,528,798	$1,521,153

ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES
REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Quarter Ended July 31,		Increase
(In thousands)	2010	2009	(Decrease)
Revenues
Janitorial	$583,015	$595,115	(2.0)%
Parking	114,222	114,721	(0.4)%
Security	84,900	84,501	0.5%
Engineering	86,572	75,782	14.2%
Corporate	320	516	(38.0)%

	$869,029	$870,635	(0.2)%

Operating Profit
Janitorial	$38,615	$35,043	10.2%
Parking	5,823	4,968	17.2%
Security	2,026	2,751	(26.4)%
Engineering	5,883	4,857	21.1%
Corporate	(17,021)	(27,121)	37.2%

Operating profit	35,326	20,498	72.3%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	—	3,575	NM *
Impairments recognized in other comprehensive income	—	(2,009)	NM *
Interest expense	1,149	1,472	(21.9)%

Income from continuing operations before income taxes	$34,177	$17,460	95.7%

	Nine Months Ended July 31,		Increase
(In thousands)	2010	2009	(Decrease)
Revenues
Janitorial	$1,741,140	$1,792,879	(2.9)%
Parking	340,813	343,737	(0.9)%
Security	249,209	252,487	(1.3)%
Engineering	262,113	223,192	17.4%
Corporate	1,099	1,523	(27.8)%

	$2,594,374	$2,613,818	(0.7)%

Operating Profit
Janitorial	$101,724	$102,248	(0.5)%
Parking	16,033	13,969	14.8%
Security	4,313	5,942	(27.4)%
Engineering	15,731	13,561	16.0%
Corporate	(64,720)	(66,610)	2.8%

Operating profit	73,081	69,110	5.7%
Other-than-temporary impairment losses on auction rate security:
Gross impairment losses	114	3,575	NM *
Impairments recognized in other comprehensive income	13	(2,009)	NM *
Interest expense	3,541	4,453	(20.5)%

Income from continuing operations before income taxes	$69,413	$63,091	10.0%

*	Not Meaningful

ABM Industries Incorporated and Subsidiaries
Reconciliations of Non-GAAP Financial Measures
(Unaudited)

	Quarter Ended July 31,		Nine Months Ended July 31,
(in thousands, except per share data)	2010	2009	2010	2009

Reconciliation of Adjusted Income from Continuing Operations to Net Income

Adjusted Income from Continuing Operations	$21,952	$18,611	$47,917	$47,970
Items Impacting Comparability, net of taxes	(979)	(6,211)	(5,485)	(7,766)

Income from Continuing Operations	20,973	12,400	42,432	40,204

Loss from Discontinued Operations	(10)	(124)	(117)	(934)

Net Income	$20,963	$12,276	$42,315	$39,270

Reconciliation of Adjusted Income from Continuing Operations to Income from Continuing Operations

Adjusted Income from Continuing Operations	$21,952	$18,611	$47,917	$47,970

Items Impacting Comparability:

Corporate Initiatives (a)	—	(5,131)	(1,869)	(17,294)
Acquistion Costs (b)	(552)	—	(1,658)	—
Third-Party Administrator Legal Settlement	—	—	—	9,601
Litigation Contingency	(1,006)	—	(5,406)	—
Insurance Adjustments	—	(3,535)	—	(3,535)
Credit Loss on Auction Rate Security	—	(1,566)	—	(1,566)

Total Items Impacting Comparability	(1,558)	(10,232)	(8,933)	(12,794)
Income Taxes Benefit	579	4,021	3,448	5,028

Items Impacting Comparability, net of taxes	(979)	(6,211)	(5,485)	(7,766)

Income from Continuing Operations	$20,973	$12,400	$42,432	$40,204

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA	$45,912	$37,798	$107,959	$104,209

Items Impacting Comparability	(1,558)	(10,232)	(8,933)	(12,794)
Discontinued Operations	(10)	(124)	(117)	(934)
Income Tax	(13,204)	(5,060)	(26,981)	(22,887)
Interest Expense	(1,149)	(1,472)	(3,541)	(4,453)
Depreciation and Amortization	(9,028)	(8,634)	(26,072)	(23,871)

Net Income	$20,963	$12,276	$42,315	$39,270

(Continued)
Reconciliation of Adjusted Income from Continuing Operations per Diluted
Share to Income from Continuing Operations per Diluted Share

	Quarter Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009

Adjusted Income from Continuing Operations per Diluted Share	$0.42	$0.36	$0.91	$0.93

Items Impacting Comparability, net of taxes	(0.02)	(0.12)	(0.11)	(0.15)

Income from Continuing Operations per Diluted Share	$0.40	$0.24	$0.80	$0.78

Diluted Shares	52,996	51,937	52,754	51,653

(a)
Corporate initiatives and other include: (i) costs associated with the implementation of a new payroll and human resources information system, (ii) the upgrade of the Company’s accounting system, (iii) the completion of the corporate move from San Francisco, and (iv) the integration costs associated with OneSource

(b)	Includes the write-off of deferred acquisition costs and the expensing of costs incurred related to potential acquistions due to the adoption of an accounting principle.

ABM Industries Incorporated and Subsidiaries
Reconciliation of Estimated Adjusted Income from Continuing Operations per Diluted Share to
Income from Continuing Operations per Diluted Share for the Year Ending October 31, 2010

	Year Ending October 31, 2010
	Low Estimate	High Estimate
	(per diluted share)

Adjusted Income from Continuing Operations per Diluted Share	$1.33	$1.37

Adjustments to Income from Continuing Operations (a)	(0.18)	(0.18)

Income from Continuing Operations per Diluted Share	$1.15	$1.19

(a)
Adjustments to income from continuing operations are expected to include additional costs associated with the implementation of new information technology systems and other unique items impacting comparability.